Exhibit 99.1

News Release

APOLLO GROUP, INC. REPORTS FISCAL 2004
SECOND QUARTER RESULTS

Apollo Group, Inc.
4615 E. Elwood St.
Phoenix, AZ 85040
(800) 990-APOL
(480) 379-3503 fax
Internet:
www.apollogrp.edu
www.phoenix.edu
www.uopxonline.com
www.ipd.org
www.fp.edu
www.wintu.edu

Company Contact:
Kenda B. Gonzales
Chief Financial Officer
(800) 990-APOL
Email:
kenda.gonzales@apollogrp.edu

Investor Relations Contact:
Janess Pasinski
Apollo Group, Inc.
(800) 990-APOL, option 7
Email:
janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey
Apollo Group, Inc
(480) 557-2952
Email:
ayla.dickey@apollogrp.edu

     Phoenix, Arizona, March 12, 2004 — Apollo Group, Inc. today reported fiscal 2004 financial results for Apollo Education Group (Nasdaq:APOL) and University of Phoenix Online (Nasdaq:UOPX) for the second quarter ended February 29, 2004.

     Net income attributed to Apollo Education Group for the three months ended February 29, 2004 was $63.0 million, or $.35 per diluted share, compared to $42.6 million, or $.24 per diluted share, reported for the same period last year. Net income attributed to University of Phoenix Online for the three months ended February 29, 2004, was $5.5 million, or $.32 per diluted share, compared to $3.1 million or $.19 per diluted share, reported for the same period last year.

     Net income attributed to Apollo Education Group for the six months ended February 29, 2004 was $141.4 million, or $.79 per diluted share, compared to $96.4 million, or $.54 per diluted share, reported for the same period last year. Net income attributed to University of Phoenix Online for the six months ended February 29, 2004, was $11.4 million, or $.66 per diluted share, compared to $6.0 million or $.37 per diluted share, reported for the same period last year.

     Todd S. Nelson, President and CEO, said, “We are pleased with the strong financial performance this quarter. We are also pleased to see continued strong growth in enrollments, both local and online. We also reached a new milestone in enrollment at University of Phoenix, exceeding the 200,000 mark.”

     Total consolidated revenues for Apollo Group, Inc. for the three months ended February 29, 2004 rose 34.4% to $396.9 million, compared with $295.2 million in the second quarter of fiscal 2003. The University of Phoenix accounted for 95.5% of the $372.2 million in net tuition revenues from students enrolled in degree programs for the quarter ended February 29, 2004. Total revenues for University of Phoenix Online for the three months ended February 29, 2004 rose 57.4% to $184.1 million, compared with $117.0 million in the second quarter of fiscal 2003.

     Total consolidated revenues for Apollo Group, Inc. for the six months ended February 29, 2004 rose 33.9% to $808.7 million, compared with $604.1 million in the same period last year. The University of Phoenix accounted for 95.2% of the $759.8 million in net tuition revenues from students enrolled in degree programs for the six months ended February 29, 2004. Total revenues for University of Phoenix Online for the six months ended February 29, 2004 rose 59.3% to $361.8 million, compared with $227.2 million in the same period last year.

~continued~

     Consolidated net income for Apollo Group, Inc. for the three months ended February 29, 2004 increased 49.9% to $68.5 million, compared to $45.7 million for the same period last year. Net income for University of Phoenix Online for the three months ended February 29, 2004 increased 70.0% to $38.0 million, compared to $22.4 million for the same period last year.

     Consolidated net income for Apollo Group, Inc. for the six months ended February 29, 2004 increased 49.2% to $152.8 million, compared to $102.4 million for the same period last year. Net income for University of Phoenix Online for the six months ended February 29, 2004 increased 78.7% to $79.2 million, compared to $44.3 million for the same period last year.

     Net cash provided by operating activities for Apollo Group, Inc. for the three months ended February 29, 2004 was $91.1 million, compared to $73.3 million for the three months ended February 28, 2003. Net additions to property and equipment for Apollo Group, Inc. for the three months ended February 29, 2004 were $30.7 million, compared to $15.1 million for the three months ended February 28, 2003.

     Net cash provided by operating activities for Apollo Group, Inc. for the six months ended February 29, 2004 was $225.3 million, compared to $151.1 million for the six months ended February 28, 2003. Net additions to property and equipment for Apollo Group, Inc. for the six months ended February 29, 2004 were $56.7 million, compared to $29.2 million for the six months ended February 28, 2003.

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at February 29, 2004 increased by 29.0% to 227,800 students compared to 176,700 students at February 28, 2003. Degree enrollments at The University of Phoenix (excluding University of Phoenix Online) were 101,900 students at February 29, 2004 compared to 89,300 students at February 28, 2003 representing a 14.1% increase. Degree enrollments for University of Phoenix Online at February 29, 2004 increased by 57.8% to 99,500 students compared to 63,000 students at February 28, 2003.

Business Outlook

Apollo Group, Inc.

•	We expect revenue for the quarter ending May 31, 2004 to be between $476 million and $479 million and to be between $1.770 billion and $1.773 billion for fiscal 2004.

•	Operating margin is expected to be between 32.0% and 32.5% for the quarter ending May 31, 2004 and to be between 30.5% and 31.0% for fiscal 2004.

University of Phoenix Online

•	We expect revenue for the quarter ending May 31, 2004 to be between $221 million and $222 million and to be between $820 million and $821 million for fiscal 2004.

•	Operating margin is expected to be between 35.5% and 36.0% for the quarter ending May 31, 2004 and to be between 35.0% and 35.5% for fiscal 2004.

For the quarter ending May 31, 2004, diluted earnings per share attributed to Apollo Education Group are expected to be $.50 and diluted earnings per share attributed to University of Phoenix Online are expected to be $.40. For fiscal 2004, diluted earnings per share attributed to Apollo Education Group are expected to be $1.77 and diluted earnings per share attributed to University of Phoenix Online are expected to be $1.47.

Based on lead flow, we expect degree enrollments at The University of Phoenix (excluding University of Phoenix Online) to continue to grow between 12% and 14% over the prior year at the end of the third quarter of fiscal 2004. We expect University of Phoenix Online degree enrollments to continue to grow 50% over the prior year at the end of the third quarter of fiscal 2004.

~continued~

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 75 campuses and 125 learning centers in 38 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 227,800 students as of February 29, 2004.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the World Wide Web at http://www.apollogrp.edu.

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc. and University of Phoenix Online.

     Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. and University of Phoenix Online to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s or University of Phoenix Online’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	any adverse changes in student enrollment;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2003; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	February 29 and 28,		February 29 and 28,
	2004	2003	2004	2003
	(Unaudited)
Revenues:
Tuition and other, net	$396,862	$295,181	$808,671	$604,078

Costs and expenses:
Instructional costs and services	181,104	143,249	355,991	285,352
Selling and promotional	87,390	64,485	169,029	124,811
General and administrative	20,087	16,702	40,695	32,849

	288,581	224,436	565,715	443,012

Income from operations	108,281	70,745	242,956	161,066
Interest income, net	4,574	3,509	8,731	7,043

Income before income taxes	112,855	74,254	251,687	168,109
Provision for income taxes	44,352	28,568	98,913	65,734

Net income	$68,503	$45,686	$152,774	$102,375

Net income attributed to:
Apollo Education Group common stock	$63,044	$42,607	$141,399	$96,377

University of Phoenix Online common stock	$5,459	$3,079	$11,375	$5,998

Earnings per share attributed to:
Apollo Education Group common stock:
Diluted net income per share	$0.35	$0.24	$0.79	$0.54

Diluted weighted average shares outstanding	178,924	177,309	178,825	177,096

University of Phoenix Online common stock:
Diluted net income per share	$0.32	$0.19	$0.66	$0.37

Diluted weighted average shares outstanding	17,149	16,395	17,167	16,190

	At February 29 and 28,
	2004	2003
OPERATING DATA
Students enrolled in degree programs	227,800	176,700
Number of locations:
Campuses	75	66
Learning Centers	125	117

	200	183

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

	February 29,	August 31,
	2004	2003
	(Unaudited)
Assets:
Current assets
Cash and cash equivalents	$461,597	$416,452
Restricted cash	178,365	147,616
Marketable securities	286,181	235,962
Receivables, net	132,199	123,728
Deferred tax assets, net	10,093	9,098
Income taxes receivable		842
Other current assets	17,829	16,545

Total current assets	1,086,264	950,243
Property and equipment, net	153,953	119,057
Marketable securities	313,700	245,772
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	4,032	1,155
Other assets	26,927	24,881

Total assets	$1,621,972	$1,378,204

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$3,231	$3,231
Accounts payable	28,562	29,314
Accrued liabilities	60,470	49,525
Income taxes payable	3,422
Student deposits and current portion of deferred tuition revenue	302,779	253,153

Total current liabilities	398,464	335,223
Deferred tuition revenue, less current portion	659	942
Long-term liabilities, less current portion	15,521	15,114

Total liabilities	414,644	351,279

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 175,988,000 and 175,286,000 issued and outstanding at February 29, 2004 and August 31, 2003, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at February 29, 2004 and August 31, 2003	1	1
University of Phoenix Online nonvoting common stock, no par value, 400,000,000 shares authorized; 15,960,000 and 15,659,000 issued and outstanding at February 29, 2004 and August 31, 2003, respectively

Additional paid-in capital	338,070	293,650
Apollo Education Group Class A treasury stock, at cost, 1,402,000 and 2,103,000 shares at February 29, 2004 and August 31, 2003, respectively	(31,166)	(27,100)
University of Phoenix Online treasury stock, at cost, 253,000 and 86,000 shares at February 29, 2004 and August 31, 2003, respectively	(17,175)	(4,601)
Retained earnings	917,970	765,196
Accumulated other comprehensive income (loss)	(475)	(324)

Total shareholders’ equity	1,207,328	1,026,925

Total liabilities and shareholders’ equity	$1,621,972	$1,378,204

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS

	February 29 and 28,
	2004	2003
University of Phoenix:
Campuses established prior to February 1999	180,202	138,270
Campuses established after February 1999	21,179	14,108

Total University of Phoenix	201,381	152,378

Institute for Professional Development	23,275	21,672
Western International University	2,304	1,986
College for Financial Planning	887	619

Total Degree Enrollment	227,847	176,655

~continued~

UNIVERSITY OF PHOENIX ONLINE
SELECTED FINANCIAL DATA
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	February 29 and 28,		February 29 and 28,
	2004	2003	2004	2003
	(Unaudited)
Revenues:
Tuition and other, net	$184,066	$116,976	$361,820	$227,167

Costs and expenses:
Instructional costs and services	70,665	47,608	136,396	90,559
Selling and promotional	43,084	27,055	79,571	53,280
General and administrative	8,712	6,171	17,184	11,678

	122,461	80,834	233,151	155,517

Income from operations	61,605	36,142	128,669	71,650
Interest income, net	1,538	998	2,967	2,020

Income before income taxes	63,143	37,140	131,636	73,670
Provision for income taxes	25,131	14,782	52,391	29,321

Net income	$38,012	$22,358	$79,245	$44,349

     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.